SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               August 3, 2000
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        180 South 300 West, Suite 400
                          Salt Lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

      NEVADA                       000-26731                 87-0627910
(State of Incorporation)     (Commission File Number)    (I.R.S. Employer
                                                        Identification No.)

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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On August 3, 2000, Crouch, Bierwolf & Chisholm, C.P.A.s, located in Salt Lake City, Utah, was replaced by Chisholm & Associates as our independent auditor. The decision to change accountants was approved by our Board of Directors. Crouch, Bierwolf & Chisholm had audited our financials statements for December 31, 1999 and 1998. Crouch Bierwolf & Chisholm's report on such financials, dated January 31, 2000 did not contain an adverse opinion, disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Crouch, Bierwolf & Chisholm on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Neither we, nor someone on our behalf, consulted with Chisholm & Associates regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements. Nor was a written report or oral advice provided to us that Chisholm & Associates considered was an important factor we relied on in reaching decisions about accounting, auditing or financial reporting issues.


ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial Statements of Business Acquired.

          None.

(b)     Pro Forma Financial Information.

          None.

(c)     Exhibits.

16 Letter of agreement from Crouch, Bierwolf & Chisholm, dated August 31, 2000

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                                 SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Pacific WebWorks, Inc.

          /s/ Christian Larsen
By: _______________________________
       Christian Larsen, President & C.E.O.